Exhibit 99.1
AWH ANNOUNCES Q1 2021 FINANCIAL RESULTS

Q1 2021 Revenue Increases 21.8% Sequentially to $66.1 Million
Adds Five New Dispensaries Since the Beginning of 2021, Including Boston Flagship Location
2021 Revenue Guidance Outlook Issued; Expects Full Year 2021 Revenue of $320-$340 Million
Appoints Joe Hinrichs, former President, Automotive, at Ford Motor Company, to the Board of Directors
NEW YORK, NY, May 18, 2021 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company”) (CSE: AAWH.U), a vertically integrated multi-state operator focused on bettering lives through cannabis, today reported its financial results for the quarter ended March 31, 2021. The Company has applied to be quoted on the OTCQX, part of the OTC Markets Group. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q1 2021 Financial Highlights
•Revenue: Total revenue of $66.1 million increased 21.8% sequentially and 192.7% year-over-year.
•Adjusted EBITDA1: Adjusted EBITDA of $15.8 million represented a 57.8% increase sequentially. Adjusted EBITDA Margin of 23.9% represented a 550 basis point increase compared to the fourth quarter of 2020.
•Net Loss: Net loss of $48.2 million during the first quarter of 2021 which included a $36.5 million one-time non-cash charge, as compared a net loss of $7.1 million in the prior year quarter.
•Balance Sheet: As of March 31, 2021, cash and cash equivalents were $62.6 million. After the end of the quarter, AWH raised $86.4 million of net proceeds from the Company’s initial public offering, including the over-allotment and after deducting underwriting discounts and commissions.
Management Commentary
"Our first quarter results demonstrate extraordinary sequential revenue and Adjusted EBITDA growth, which reflect the strong fundamentals of our business,” said Abner Kurtin, Founder and CEO of AWH. “By allocating our investors’ capital in emerging recreational markets with strong barriers to entry, we continue to position AWH for sustainable growth in the most attractive markets in the U.S.”
Mr. Kurtin added, “We are also proud to announce that Joe Hinrichs will be joining our Board. Mr. Hinrichs worked at Ford Motor Company for 19 years before retiring in 2020, most recently as President, Automotive. Adding a distinguished leader of a Fortune 500 company to our Board represents a
1    Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are a non-GAAP financial measures. Please see the “Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures” at the end of this press release for a reconciliation of non-GAAP to GAAP measures.

milestone for Ascend and the industry. Mr. Hinrichs’ leadership, operational experience and ability to connect with employees at all levels of the organization will be invaluable to AWH and myself. Welcome aboard Joe!”
Mr. Hinrichs added, “AWH has delivered on its strategy to bring together flagship retail assets in coveted, high traffic regions with a curated assortment of high-quality products that previously did not exist in the market. I’m excited to be joining AWH during such a pivotal time in its growth and look forward to working with the leadership team and my fellow directors to provide specialized operational advice to drive long-term growth and profitability.”
Addition of Joe Hinrichs to the Board of Directors
Mr. Hinrichs spent 19 years at Ford Motor Company, most recently as President of Automotive. Prior to serving in this capacity, he served as President, Global Operations; President, The Americas; President, Asia Pacific and Africa; Chairman & CEO, Ford China; and Group Vice President, Global Manufacturing and Labor Affairs, from 2007 to 2019. Prior to joining Ford, he was a partner and senior vice president of Ryan Enterprises Group, a private investment group in Chicago. Earlier in his career, he spent 10 years at General Motors in various positions in engineering and manufacturing, including plant manager. Mr. Hinrichs earned a bachelor’s degree in electrical engineering magna cum laude from the University of Dayton (Ohio) in 1989, and a master’s degree in business administration from the Harvard Business School in 1994 as a GM Fellow.
Recent Business Developments
Retail Business
•During the first quarter of 2021, AWH opened two new dispensaries, in Fairview Heights, Illinois, and Grand Rapids, Michigan, which brought the Company’s total to 14 open and operating dispensaries as of March 31, 2021. Subsequently, AWH opened its flagship location in Downtown Boston, Massachusetts on May 6, 2021 and its second Northern New Jersey location in Rochelle Park opened on May 15, 2021. The Company also opened the Ascend by Midway location in Chicago Ridge, Illinois and now has 17 operating dispensaries across Illinois, Michigan, New Jersey, and Massachusetts.

•Total retail revenue increased to $45.5 million for the first quarter of 2021, representing an increase of 20.0% sequentially. Sequential revenue growth varied by state, but exceeded 17% in all states in which the Company operates. In particular, revenue growth at the Company’s Montclair, New Jersey dispensary exceeded 40% sequentially.

•Total transactions increased 27.9% sequentially to approximately 411,000. Average value per transaction declined by 6.2% to approximately $111 due to a mix shift towards recreational customers and markets like Chicago, Illinois and Michigan, which have lower average tickets.
Wholesale Business
•Gross wholesale revenue increased to $30.3 million, representing an increase of 38.0% sequentially primarily driven by increased output at the Company’s cultivation facility located in Barry, Illinois. Net wholesale revenue, after intercompany sales, increased to $20.6 million, representing an increase of 26.1% sequentially

•Pound equivalents sold increased 16.6% sequentially and 316.2% year-over-year to approximately 8,600 pounds.
•Gross revenue per pound equivalent was approximately $3,530, representing a 18.3% increase sequentially and a 9.2% decrease year-over-year. Revenue per pound equivalent in the prior year benefited from supply constraints in Illinois following the legalization of adult use sales beginning in January 2020.
•On May 5, 2021 the Company closed on its acquisition of a cultivation license in Ohio.
Revenue Guidance
Based on the Company’s existing operations, current regulations, and foreseeable growth, AWH Management currently estimate annual revenue for 2021 will be in the range of $320 million to $340 million.

(in millions)	2020 Actual	2021 Guidance
Revenue, net	$144	$320 - $340
First Quarter 2021 Financial Overview
Total revenue during the first quarter of 2021 was $66.1 million, which represents an increase of 192.7% from $22.6 million during the first quarter of 2020 and an increase of 21.8% from $54.3 million during the fourth quarter of 2020. Revenue growth was driven by new store openings, increased traffic at open stores, and increase cultivation and production activity. The Company continues to invest in the build-out of its cultivation and manufacturing capabilities in Illinois, New Jersey, Massachusetts, and Michigan.
Gross profit for the first quarter of 2021 was $29.7 million, or 44.9% of revenue, as compared to $7.5 million, or 33.2% of revenue, for the first quarter of 2020.
Total general and administrative expenses for the first quarter of 2021 were $25.1 million, or 38.0% of revenue, as compared to $9.6 million, or 42.7% of revenue, for the first quarter of 2020.
Total other expense was $7.3 million for the first quarter of 2021, consisting primarily of interest expense.
Net loss attributable to AWH for the first quarter of 2021 was $48.2 million, or $0.45 per basic and diluted historical common unit, as compared to a net loss of $7.5 million, or $0.08 per basic and diluted historical common unit, for the first quarter of 2020.
Balance Sheet and Liquidity
As of March 31, 2021, the Company had cash and cash equivalents of $62.6 million. Total debt outstanding was $252.4 million. The debt balance includes $125.0 million of convertible debt, which was converted to shares of AWH Class A common stock in May 2021 as part of the IPO. The IPO raised net proceeds of $75.2 million, after deducting underwriting discounts and commissions, through the issuance of 10.0 million shares of Class A common stock. On May 7, 2021, the underwriters exercised their over-allotment option to acquire an additional 1.5 million shares of Class A common stock in full, which resulted in additional net proceeds of $11.3 million to the Company.

Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on Wednesday, May 18, 2021 at 5:00 p.m. ET to discuss its financial results for the quarter ended March 31, 2021. The conference call may be accessed by dialing (888) 664-6383 with conference ID 14638132. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/ and will be archived for replay.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets and partners in Illinois, Michigan, Ohio, Massachusetts and New Jersey. AWH owns and operates state-of-the-art cultivation facilities, growing award winning strains and producing a curated selection of products. AWH produces and distributes Ozone branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s first quarter 2021 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s website at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others: the risks and uncertainties identified in the Supplemented PREP Prospectus and the Prospectus and in the Company’s other reports and filings with the applicable Canadian securities regulators and the SEC. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The CSE has not reviewed, approved or disapproved the content of this news release.

Investor Contact:
Jason Liotta
SVP Finance
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per unit amounts)	2021	2020
Revenue, net	$66,137	$22,592
Cost of goods sold	(36,470)	(15,100)
Gross profit	29,667	7,492
Operating expenses
General and administrative expenses	25,146	9,649
Settlement expense	36,511	—
Total operating expenses	61,657	9,649
Operating loss	(31,990)	(2,157)

Other (expense) income
Interest expense	(7,337)	(2,530)
Other, net	80	6
Total other expense	(7,257)	(2,524)
Loss before income taxes	(39,247)	(4,681)
Income tax expense	(8,976)	(2,437)
Net loss	(48,223)	(7,118)
Less: net income attributable to non-controlling interests	—	360
Net loss attributable to Ascend Wellness Holdings, Inc.	$(48,223)	$(7,478)

Net loss per unit attributable to Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.45)	$(0.08)
Weighted-average units outstanding — basic and diluted(1)	106,443	89,821

(1)     Net loss per unit is based on the weighted-average historical common units outstanding during each respective period.

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net cash (used in) provided by operating activities	$(7,829)	$3,861
Cash flows from investing activities
Additions to capital assets	(23,351)	(7,561)
Investments in notes receivable	(760)	(185)
Collection of notes receivable	82	—
Purchase of businesses, net of cash acquired	(11,174)	—
Net cash used in investing activities	(35,203)	(7,746)
Proceeds from issuance of debt	49,500	125
Repayments of debt	(1,286)	—
Proceeds from finance leases	—	3,750
Repayments under finance leases	—	(82)
Net cash provided by financing activities	48,214	3,793
Net increase (decrease) in cash, cash equivalents, and restricted cash	5,182	(92)
Cash, cash equivalents, and restricted cash at beginning of period	58,097	12,805
Cash, cash equivalents, and restricted cash at end of period	$63,279	$12,713

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	March 31, 2021	December 31, 2020
Cash and cash equivalents	$62,633	$56,547
Restricted cash	646	1,550
Inventory	38,620	28,997
Other current assets	39,170	47,084
Property and equipment, net	150,075	120,540
Operating lease right-of-use assets	95,731	84,642
Intangible assets, net	47,272	50,461
Goodwill	24,302	22,798
Other noncurrent assets	22,839	15,129
Total Assets	$481,288	$427,748

Total current liabilities	$126,129	$115,285
Long-term debt, net	201,556	152,277
Operating lease liabilities, noncurrent	168,122	156,400
Total members’ (deficit) equity	(14,519)	3,786
Total Liabilities and Members’ Equity	$481,288	$427,748

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; loss on sale of assets; non-cash inventory adjustments; equity based compensation; start-up costs; transaction-related and other non-recurring expenses, and litigation settlement. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
($ in thousands)	2021	2020
Gross Profit	$29,667	$7,492
Depreciation and amortization included in cost of goods sold	2,162	1,069
Non-cash inventory adjustments	750	—
Adjusted Gross Profit	$32,579	$8,561
Adjusted Gross Margin	49.3%	37.9%
The following table presents Adjusted EBITDA for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
(in thousands)	2021	2020
Net income (loss)	$(48,223)	$(7,118)
Income tax expense	8,976	2,437
Other (income) expense	(80)	(6)
Interest expense	7,337	2,530
Depreciation and amortization	2,419	1,951
Depreciation and amortization included in cost of goods sold	2,162	1,069
Non-cash inventory adjustments	750	—
Equity based compensation	2,487	185
Start-up costs(1)	1,311	1,419
Transaction-related and other non-recurring expenses(2)	2,178	103
Litigation settlement	36,511	—
Adjusted EBITDA	$15,828	$2,570
Adjusted EBITDA Margin	23.9%	11.4%
(1)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations.
(2)Legal and professional fees associated with the Company’s go-public transaction and other non-recurring expenses.